                                                                     EXHIBIT 4.2

                             RALPHS GROCERY COMPANY
                                    ISSUER,

                                      AND

                         UNITED STATES TRUST COMPANY OF
                                   NEW YORK,
                                    TRUSTEE

                            ------------------------

                         SECOND SUPPLEMENTAL INDENTURE
                            DATED AS OF MAY 30, 1995

                            ------------------------

                     9% SENIOR SUBORDINATED NOTES DUE 2003
               AND 9% SERIES B SENIOR SUBORDINATED NOTES DUE 2003

     This SECOND SUPPLEMENTAL INDENTURE to the Indenture (as defined below) (the "Second Supplemental Indenture") is dated as of May 30, 1995, and is made by and among Ralphs Grocery Company, a Delaware corporation (the "Company"), and United States Trust Company of New York (the "Trustee").

                                    RECITALS

     A. Pursuant to an Indenture dated as of March 30, 1993 (the "Indenture"), between the Company and the Trustee, the Company issued $150,000,000 in aggregate principal amount of 9% Senior Subordinated Notes due 2003 (the "Initial Securities").

     B. Pursuant to the First Supplemental Indenture to the Indenture dated June 23, 1993, between the Company and the Trustee, the Company consummated an exchange offer for the Initial Securities whereby the Company offered to exchange $1,000 principal amount of its 9% Series B Senior Subordinated Notes due 2003 (the "Exchange Securities," and together with the Initial Securities, the "Securities"), for each $1,000 principal amount of its Initial Securities.

     C. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     D. Pursuant to a definitive Agreement and Plan of Merger, dated as of September 14, 1994 and amended on January 12, 1995, February 24, 1995 and April 26, 1995, by and among Food 4 Less, Inc., a Delaware corporation, Food 4 Less Holdings, Inc., a California corporation, Food 4 Less Holdings, Inc., a Delaware corporation, Food 4 Less Supermarkets, Inc., a Delaware corporation ("Food 4 Less"), Ralphs Supermarkets, Inc., a Delaware corporation ("RSI"), and the stockholders of RSI, Food 4 Less will be merged with and into RSI and immediately thereafter the Company, which is a wholly-owned subsidiary of RSI, will merge with and into RSI and RSI will change its name to Ralphs Grocery Company (together, the "Merger").

     E. In connection with the Merger, Food 4 Less has filed a Registration Statement on Form S-4 (File No. 33-56445) with the Securities and Exchange Commission (the "Registration Statement") pursuant to which Food 4 Less has made an offer to the holders of the Securities to exchange such Securities for certain new Senior Subordinated Notes due June 1, 2005 or to purchase such Securities for cash as described in such Registration Statement. Such offer, as described in such Registration Statement, is referred to in this Second Supplemental Indenture as the "Offer." In connection with the Offer, Food 4 Less has solicited consents to the amendments set forth below.

     F. Section 902 of the Indenture provides that with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental thereto for the purpose of changing or amending the Securities and the Indenture, as set forth below.

     G. The Holders of not less than a majority in principal amount of the Outstanding Securities having given their consent to the amendments set forth below by Act delivered to the Company and the Trustee, and the Company having been duly authorized by a Board Resolution, and the Trustee, having received an Opinion of Counsel stating that the execution of this Second Supplemental Indenture is authorized or permitted by the Indenture, the Company and the Trustee are authorized to execute and deliver this Second Supplemental Indenture pursuant to Article 9 of the Indenture.

     H. All of the conditions and requirements necessary to make this Second Supplemental Indenture, when duly executed and delivered, a valid and binding agreement, enforceable in accordance with its terms (subject to becoming effective as provided in paragraph 3, below), have been performed and fulfilled.

     NOW, THEREFORE, it is agreed as follows:

     1. Pursuant to Section 902 of the Indenture and having received the written consents of the Holders of at least a majority in principal amount of the Outstanding Securities required thereby, the Indenture is amended, effective as set forth in paragraph 3, below, as follows:

          a. The covenant entitled "Limitation on Indebtedness", set forth in
     Section 1007 of the Indenture, is hereby deleted in its entirety.

          b. The covenant entitled "Limitation on Restricted Payments", set forth in Section 1008 of the Indenture, is hereby deleted in its entirety.

          c. The covenant entitled "Transactions with Affiliates", set forth in
     Section 1009 of the Indenture, is hereby deleted in its entirety.

          d. The covenant entitled "Limitation on Liens Securing Subordinated Indebtedness", set forth in Section 1010 of the Indenture, is hereby deleted in its entirety.

          e. The covenant entitled "Restrictions on Preferred Stock of Subsidiaries", set forth in Section 1012 of the Indenture, is hereby deleted in its entirety.

          f. The covenant entitled "Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries", set forth in Section 1013 of the Indenture, is hereby deleted in its entirety.

          g. Section 801(iii) of the Indenture under the covenant entitled "Company May Consolidate, etc., Only on Certain Terms" is hereby deleted in its entirety.

          h. The following definition is hereby added to Section 101 of the
     Indenture:

             "New Credit Facility" means the senior bank facility pursuant to which Bankers Trust Company has agreed, subject to certain conditions, to provide up to $1,075 million of financing.

          i. All definitions set forth in Section 101 of the Indenture that relate to defined terms used solely in covenants or sections deleted hereby are deleted in their entirety.

     2. The parties hereto agree that the New Credit Facility shall be deemed to constitute a refinancing of the credit facility made pursuant to the 1992 Credit Agreement.

     3. The amendments to the Indenture set forth in this Second Supplemental Indenture shall become effective only upon the acceptance by Food 4 Less of the Securities that are validly tendered and not withdrawn pursuant to the Offer.

     4. This instrument may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute the instrument by signing such counterpart.

     IN WITNESS WHEREOF, the parties hereto caused this Second Supplemental Indenture to be signed and acknowledged by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto duly affixed and attested, all as of the day and year first above written.

                                                  RALPHS GROCERY COMPANY

[Seal]
Attest:

                                                         /s/  JAN CHARLES GRAY
- -----------------------------------               -----------------------------------
                                                  By:  Jan Charles Gray
                                                  Its: Senior Vice President, General
                                                       Counsel and Secretary

                                                  UNITED STATES TRUST COMPANY
                                                  OF NEW YORK
[Seal]
Attest:

                                                        /s/  CHRISTINE COLLINS
- -----------------------------------               -----------------------------------
                                                  By:  Christine Collins
                                                  Its: Assistant Vice President